August 29, 2011

Dear Stockholder,

I am writing to you, our shareholders, to share some information with you about initiatives we have undertaken and some recent events that have occurred.  This letter is the first in a series that we will be providing to you as an update.  Our goal is to help you better understand what we are doing, as we work to protect and enhance the value of the Company and its assets, while concurrently seeking to provide liquidity to you, our shareholders.

We view the completion of the $50 million financing with NWRA Ventures I, LLC and the hiring of New World Realty Advisors, LLC as the turning point for our Company.  We now have the capital and the enhanced resources to set a course for recovery and growth.  The Company has five major strategic goals to pursue as we move forward:

•	To achieve greater operating efficiency through a reduction of operating expenses and other costs. For example, we have been working to reduce the size and cost of the office space we occupy.

•
To increase revenues through the deployment of capital into accretive investments.  For example, we recently sold a non-performing note for $8.5 million for which we provided seller financing of $4.5 million to the buyer, and which generated $4 million of liquidity. This approach converted a non-income producing asset into a revenue generating asset, and also eliminated future carrying costs.

•
To enhance value in our legacy assets that we see as having significant potential, through repositioning or development.  For example, we own a parcel of land near a major university campus, which we believe is a natural location for the development of a student housing facility.  We are currently working on a feasibility study for that site and hope to announce commencement of development by year-end.

•
To dispose of non-income producing loans and REO assets that do not have near-term prospects for appreciation and sell them based on terms that are more reflective of our new financial strength and negotiating power.  The Company has successfully sold five such assets in the last 45 days.

•
To pursue liquidity for our shareholders, both in the form of dividend distributions and through the creation of liquidity in the Company’s shares.  You should have each recently received a distribution check from the Company.  This distribution, albeit small, was made in order to set the precedent of paying distributions to our shareholders on a regular basis.  The additional goal of creating liquidity for the stock itself is very important to us but faces some obstacles, as we discuss below.

Over the past year, the Company has faced many challenges but we believe that we have also made important progress.  Last summer, the Conversion Transactions were voted on by Fund members and passed by an overwhelming 89% of those who voted.  Unfortunately, there are still two shareholder-related lawsuits pending against us, which we are vigorously defending.  We consider these lawsuits to have no merit and we will continue to fight them.  Around the time of the Conversion Transactions, certain shareholders also filed regulatory complaints

4900 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251 • T. 480-840-8400 • F.480-840-8401 • imhfc.com IMH Real Estate Financiers • BK 0910464 against us.  We believe these complaints prompted a Securities and Exchange Commission (“SEC”) investigation, which has slowed our forward progress in a number of respects.  To date, the Company has been subjected to numerous regulatory audits and investigations, none of which have disclosed to us any wrong-doing, nor has management or the Company been fined or censured in any way.  We will be better able to pursue and attain our strategic goals, once these problems are behind us.

As difficult as the last few years have been, we are proud of the fortitude our management team has exhibited and the decisions that have been made in navigating through what has been a treacherous real estate and lending environment.  Over the last two years we have had to cut through many weeds; however, we are encouraged by the pathway we have now cleared.  We see opportunity ahead for our Company and our shareholders.

A question we often receive from shareholders and advisors alike is “how long until we will move forward with an IPO?”  The Company will seek to evaluate re-filing our IPO with the SEC once the initiatives outlined in this letter are completed.  Time is the key ingredient in all that we pursue, but it is also the variable most difficult to predict.  While we share the desire for this repositioning process to occur as expeditiously as possible, we must also be realistic.  It will take time to achieve the objectives we have identified.  While we will certainly put forth our best efforts, we may not achieve every objective.  We may also decide that it is wise to change course, if circumstances warrant.  However, it is important to remember that the time required to set the proper foundation, install the necessary framework, and pursue essential action, is time well spent.  Although we believe it is ill-advised to set firm timelines, we believe the fruits of our labor will begin to show in our operating results in 2012.

With clear vision and demonstrated achievements, the Company will then be in a position to evaluate our capital markets alternatives and strategy.  We thank you for your continued patience and support as we seek to reposition the Company for growth and increased shareholder value.

Sincerely,
Will Meris
President and CEO

P.S. On a separate but important note, we are aware of an “advertisement” that many of you have received from a plaintiffs’ lawyer suggesting that you file an arbitration claim against the financial advisor and/or brokerage firm who originally sold you member units in the Fund.  We believe that these law firms are essentially using our shareholder list as a way to troll for new clients.  Although the actions suggested by these plaintiffs’ lawyers are not against us, as part of the corresponding legal process, the Company is typically named as a witness.  As a result, the Company is often subpoenaed for various information pertaining to the investment.  All such requests not only represent a material distraction to the Company and its management, but they must also be evaluated by our legal counsel.  To date, although we have only been presented with a handful of such requests, we have incurred hundreds of thousands of dollars in related legal fees.  So, contrary to what the plaintiffs’ lawyers might suggest – as a shareholder of the Company, this DOES cost you.

(Please note Forward-Looking Statements on reverse page)

As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to IFC, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements
Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements.  In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology.  Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.